                     AMAZON.COM ANNOUNCES FINANCIAL RESULTS
                             FOR FOURTH QUARTER 1998

          RECORD HOLIDAY SEASON PUSHES CUSTOMER TOTAL PAST 6.2 MILLION;
         LEADERSHIP IN BOOKS AND MUSIC EXTENDED TO VIDEO, U.K., GERMANY;
                      EXPANSION AREAS GROW TO 25% OF SALES

SEATTLE, WA--(January 26, 1999)--Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for the fourth quarter of 1998 and for the 1998 fiscal year. Net sales for the fourth quarter were $252.9 million, an increase of 283 percent over net sales of $66.0 million for the fourth quarter of 1997. Based on fourth quarter sales, Amazon.com has achieved a $1 billion annualized sales level three and one-half years after opening for business.

Amazon.com reported a fourth quarter pro forma operating loss of $17.8 million, or 7 percent of net sales, compared to an operating loss of $11.3 million, or 17 percent of net sales, in the fourth quarter of 1997. Fourth quarter pro forma net loss of $22.2 million, or $0.14 per share, compared with a net loss of $10.8 million, or $0.08 per share, in the fourth quarter of 1997. On a GAAP basis, reported fourth quarter net loss was $46.4 million, or $0.30 per share, and included $24.2 million of merger and acquisition related costs.

Net sales for fiscal 1998 were $610.0 million, a 313 percent increase over net sales of $147.8 million reported for fiscal 1997. Pro forma net loss for fiscal 1998 was $74.4 million, or $0.50 per share, compared with a net loss in fiscal 1997 of $31.0 million, or $0.24 per share. On a GAAP basis, reported net loss for fiscal 1998 was $124.5 million, or $0.84 per share, and included $50.2 million of merger and acquisition related costs.

Amazon.com announced that cumulative customer accounts increased by more than
1.7 million during the fourth quarter to over 6.2 million at December 31, 1998, an increase of over 300 percent from 1.5 million customer accounts at December 31, 1997. Repeat customer orders represented more than 64 percent of orders placed on Amazon.com during the quarter ended December 31, 1998.

During the fourth quarter of 1998, Amazon.com, the No. 1 online book retailer and No. 1 online music retailer, extended its leadership position to the video, U.K. and German markets. Expansion area highlights include:

o Music sales grew to $33.1 million, a 130 percent increase over sales of $14.4 million in the third quarter of 1998;

o Combined sales in the U.K. and Germany nearly quadrupled over the third quarter, establishing Amazon.co.uk and Amazon.de as the No. 1 online booksellers in their markets;

o       Video sales were strong following the store's opening on November 17.


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Combined, expansion areas accounted for 25 percent of consolidated fourth quarter sales.

"We have one strategy at Amazon.com--provide the customer with the best shopping experience," said Amazon.com founder and CEO Jeff Bezos. "We're extremely grateful to our customers for an incredible holiday season and an exceptional year."

Bezos noted that because customer response during the holidays was so strong, the company has committed to a major expansion plan. "In 1999, we intend to build out a significant distribution infrastructure. We must ensure that we can support all the sales that customers demand, with speedy access to a deep product inventory," Bezos added. "We will also continue to enhance the scope and quality of the products and services that we provide to our customers. Amazon.com is still a small and young company relative to many offline retailers, and we must ensure that we build the strongest customer relationships possible during this critical period. In 1999, we expect to invest even more aggressively than we have in the past. Our goal is nothing short of building the world's most customer-centric company."

RECENT HIGHLIGHTS

HOLIDAY SHOPPING SEASON SETS RECORDS

Shoppers seeking to save time and money, avoid holiday shopping hassles, and select ideal holiday gifts drove strong sales across all product lines and produced records on a number of key measures. Amazon.com began the holiday shopping season on November 17 and from then until December 31:

o More than 1 million new customers shopped with Amazon.com for the first time;

o Amazon.com shipped more than 7.5 million items--more than the company shipped during the entire year of 1997;

o The company experienced peak shipping of more than $6 million in one day;

o       Holiday sales quadrupled from the 1997 holiday season.

EVEN GREATER SELECTION

With the addition of music CDs, videos, and an ever-growing selection of book titles, Amazon.com reached a total of 4.7 million titles for sale during the fourth quarter of 1998.

AMAZON.COM EXTENDS LEADERSHIP IN EUROPEAN MARKET

Amazon.com extended its leadership in the European market in October with the launch of its stores in Germany and the U.K. For the first time on a local basis, the stores made available to Europeans a vast selection of titles, guaranteed safety of transactions, unparalleled convenience, and electronic gift certificates for worry-free gift giving.

Customer response to the launches drove a near-quadrupling of combined sales from the sites over the preceding quarter, extending Amazon.com's position as the leading online bookseller in both the U.K. and Germany.


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Amazon.de is headquartered and has a distribution center in Regensburg, Germany, with editorial and marketing offices in Munich, Germany. The store initially features over 400,000 titles from German publishers, as well as fast and easy access to nearly 500,000 U.S. titles. Amazon.co.uk is headquartered and has a distribution center in Slough, England. The store carries a complete catalog of over 1.2 million titles from U.K. publishers, along with fast and easy access to over 200,000 U.S. titles. The stores are located at www.amazon.de and www.amazon.co.uk.


OPENING OF VIDEO AND GIFT STORES

Amazon.com launched its video store on November 17 with more than 60,000 VHS and more than 2,000 digital video disc titles. At the same time, it opened a holiday gift store that allowed shoppers to meet more of their gift-buying needs in one convenient online shopping experience. E-mail gift certificate sales were especially strong in the closing days of the holiday season, thanks to instant delivery to anywhere in the world.

NEW DISTRIBUTION CENTER TO OPEN IN NEVADA

As a next step in its expansion plan, Amazon.com obtained a highly mechanized distribution facility in Fernley, Nevada. The Nevada location will reduce standard shipping times to key markets in the western U.S. by a full day. Further, the 322,560 square-foot facility will allow the company to significantly increase the number of books, CDs, and videos kept on hand for immediate shipment to customers. The result is that customers in such places as Los Angeles, San Francisco, San Diego, Phoenix, and Houston will receive their orders much faster, thanks to greater availability, faster processing, and shorter delivery times. The distribution center will be leased by Amazon.com and is expected to begin operations during the first half of 1999.

CONTINUED EXPANSION OF ONLINE PARTNERSHIPS

Amazon.com continued to expand its presence on the World Wide Web through its growing ties with other Web sites. The company's groundbreaking Associates program, in which Web site operators receive referral fees for sales generated by their sites, has now added over 200,000 Associates. With the addition of new products in 1998, Associates can now generate revenue by selling a broader array of merchandise than other online retailers offer through similar programs.

In addition, the company secured its presence on several high-traffic sites, including marketing arrangements with Microsoft and CBS SportsLine. Amazon.com became CBS SportsLine's online retail partner for books, video, and music in a newly launched, co-branded store on the CBS SportsLine site. The company also signed an agreement making Amazon.com the Premier Music Merchant on Microsoft's MSN Shopping Channel, the MSN.COM portal page, and other selected properties in the MSN network of sites.

ADVANTAGE EXPANDS TO INCLUDE MUSIC

Amazon.com broadened its popular Advantage program to include music, continuing to extend the benefits of online retailing for both consumers and artists. The Advantage program offers a compelling solution to the biggest problem faced by independent artists, bands, and labels: securing widespread distribution of their CDs. Amazon.com's Advantage program for music makes it easy for independent artists, bands, and labels to sell their CDs to Amazon.com's customers worldwide. Advantage for music, a free program, now allows them to sell their CDs at the Amazon.com music store and to enjoy the same level of exposure on the Amazon.com Web site as CDs from major artists and labels.

3-FOR-1 STOCK SPLIT AND ADDITION TO NASDAQ 100

On January 4, 1999, Amazon.com effected a 3-for-1 split of its common stock. The share and per share amounts included in this release are presented on a post-split basis. In addition, effective with the market open on December 21, 1998, Amazon.com was added to the Nasdaq-100 Index(R).

ABOUT AMAZON.COM, INC.

        Amazon.com, Inc., the Internet's No. 1 music and No. 1 book retailer, opened its virtual doors on the World Wide Web in July 1995. Today, the Amazon.com store has expanded to offer more than 4.7 million book, music CD, video, DVD, computer game, and other titles, plus secure credit card payment, personalized recommendations, and streamlined ordering through 1-Click(SM) technology.

        Amazon.com operates two international Web sites: www.amazon.co.uk in the U.K. and www.amazon.de in Germany. Amazon.com also operates PlanetAll (www.planetall.com), a Web-based address book, calendar, and reminder service. It also operates the Internet Movie Database (www.imdb.com), the Web's comprehensive and authoritative source of information on more than 150,000 movies and entertainment programs and 500,000 cast and crewmembers dating from the birth of film in 1892 to the present.

        This announcement contains forward-looking statements that involve risks and uncertainties that include, among others, Amazon.com's limited operating history, anticipated losses, unpredictability of future revenues, potential fluctuations in quarterly operating results, seasonality, competition, risks associated with system development and operation risks, management of potential growth, and risks of new business areas, international expansion, business combinations, and strategic alliances. More information about factors that potentially could affect Amazon.com's financial results is included in Amazon.com's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 1997, as amended by the Form 8-K filed September 11, 1998, and quarterly reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998, and September 30, 1998.

NOTE ON FINANCIAL PRESENTATION

Financial results are prepared in accordance with U.S. generally accepted accounting principles. All of the charges associated with Amazon.com's merger and acquisition activities have been included in "merger and acquisition related costs" in the accompanying financial statements in order to enhance their informational value and to present the most comparable classifications in the other line items. Among items included in merger and acquisition related costs are one-time merger related costs and purchase price elements, including amortization of goodwill and other purchased intangibles. Pro forma financial results exclude these merger and acquisition related costs.

Amazon.com, Amazon.co.uk, Amazon.de, Internet Movie Database, PlanetAll, Earth's Biggest Bookstore, and 1-Click are either registered trademarks or trademarks of Amazon.com, Inc. or its affiliates. All other names mentioned herein may be trademarks of their respective owners.

Contacts:
Karen Cho                                      Bill Curry
Investor Relations                             Public Relations
Amazon.com, Inc.                               Amazon.com, Inc.
(206) 694-2171                                 (206) 834-7180
ir@amazon.com

                                AMAZON.COM, INC.
                      Consolidated Statements of Operations
                    (in thousands, except per share amounts)


                                                                     QUARTER ENDED DECEMBER 31,          YEAR ENDED DECEMBER 31,
                                                                     --------------------------        --------------------------
                                                                       1998              1997             1998             1997
                                                                     ---------        ---------        ---------        ---------
                                                                    (Unaudited)      (Unaudited)      (Unaudited)       (Audited)
Net sales                                                            $ 252,893        $  66,040        $ 609,996        $ 147,787
Cost of sales                                                          199,476           53,127          476,155          118,969
                                                                     ---------        ---------        ---------        ---------
Gross profit                                                            53,417           12,913          133,841           28,818

Operating expenses:
     Marketing and sales                                                48,501           16,890          133,023           40,486
     Product development                                                17,281            5,266           46,807           13,916
     General and administrative                                          5,457            2,081           15,799            7,011
     Merger and acquisition related costs                               24,247               --           50,172               --
                                                                     ---------        ---------        ---------        ---------
          Total operating expenses                                      95,486           24,237          245,801           61,413

Loss from operations                                                   (42,069)         (11,324)        (111,960)         (32,595)
Interest income                                                          4,264              783           14,053            1,901
Interest expense                                                        (8,622)            (267)         (26,639)            (326)
                                                                     ---------        ---------        ---------        ---------
     Net interest income (expense)                                      (4,358)             516          (12,586)           1,575

Net loss                                                             $ (46,427)       $ (10,808)       $(124,546)       $ (31,020)
                                                                     =========        =========        =========        =========
Basic and diluted loss per share                                     $   (0.30)       $   (0.08)       $   (0.84)       $   (0.24)
                                                                     =========        =========        =========        =========

Shares used in computation of basic
     and diluted loss per share                                        154,389          139,413          148,172          130,341
                                                                     =========        =========        =========        =========


PRO FORMA RESULTS EXCLUDING MERGER AND ACQUISITION RELATED COSTS

Pro forma loss from operations, excluding merger and
     acquisition related costs                                       $ (17,822)       $ (11,324)       $ (61,788)       $ (32,595)
                                                                     =========        =========        =========        =========
Pro forma net loss, excluding merger and acquisition
     related costs                                                   $ (22,180)       $ (10,808)       $ (74,374)       $ (31,020)
                                                                     =========        =========        =========        =========
Pro forma basic and diluted loss per share, excluding
     merger and acquisition related costs                            $   (0.14)       $   (0.08)       $   (0.50)       $   (0.24)
                                                                     =========        =========        =========        =========
Shares used in computation of pro forma basic
     and diluted loss per share                                        154,389          139,413          148,172          130,341
                                                                     =========        =========        =========        =========


NOTE: On January 4, 1999, the Company effected a three-for-one stock split in the form of a stock dividend to stockholders of record on December 18, 1998. Accordingly, the accompanying consolidated financial statements have been restated to reflect the split.

NOTE: Pro forma results for the quarter and year ended December 31, 1998 and 1997 are presented for informational purposes only and are not prepared in accordance with generally accepted accounting principles. These results present the operating results of Amazon.com, excluding charges of $24.2 million and $50.2 million for the quarter and year ended December 31, 1998, respectively, for merger and acquisition related costs arising from Amazon.com's April 1998 acquisitions of Bookpages, Telebook and Internet Movie Database, and the August 1998 acquisitions of Junglee and PlanetAll.


                                AMAZON.COM, INC.
                           Consolidated Balance Sheets
                        (in thousands, except share data)


                                                            DECEMBER 31,     DECEMBER 31,
                                                               1998             1997
                                                            ------------     ------------
                                                            (Unaudited)       (Audited)
ASSETS
Current assets:
     Cash                                                    $  25,561        $   1,876
     Marketable securities                                     347,884          123,499
     Inventories                                                29,501            8,971
     Prepaid expenses and other                                 21,308            3,363
                                                             ---------        ---------
        Total current assets                                   424,254          137,709

Fixed assets, net                                               29,791            9,726
Deposits and other                                                 626              169
Goodwill and other purchased intangibles, net                  186,377               --
Deferred charges                                                 7,412            2,240
                                                             ---------        ---------
        Total assets                                         $ 648,460        $ 149,844
                                                             =========        =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                        $ 113,273        $  33,027
     Accrued advertising                                        13,071            3,454
     Other liabilities and accrued expenses                     34,547            6,570
     Current portion of long-term debt                             684            1,500
                                                             ---------        ---------
        Total current liabilities                              161,575           44,551

Long-term debt                                                 348,077           76,521
Long-term portion of capital lease obligation                       63              181


Stockholders' equity:
     Preferred stock, $0.01 par value:
         Authorized shares -- 10,000,000
         Issued and outstanding shares -- none                      --               --
     Common stock, $0.01 par value:
         Authorized shares -- 300,000,000
         Issued and outstanding shares -- 159,267,288
            and 144,908,874 shares, respectively                 1,593            1,449
     Additional paid-in capital                                300,130           66,586
     Note receivable from officer for common stock              (1,099)              --
     Deferred compensation                                      (1,625)          (1,930)
     Accumulated other comprehensive income                      1,806               --
     Accumulated deficit                                      (162,060)         (37,514)
                                                             ---------        ---------
        Total stockholders' equity                             138,745           28,591
                                                             ---------        ---------
            Total liabilities and stockholders' equity       $ 648,460        $ 149,844
                                                             =========        =========


NOTE: On January 4, 1999, the Company effected a three-for-one stock split in the form of a stock dividend to stockholders of record on December 18, 1998. Accordingly, the accompanying consolidated financial statements have been restated to reflect the split.